                                                                   Exhibit 99.4



                            CONSENT OF DIRECTOR NOMINEE

To The Mendik Company, Inc.:

            Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of The Mendik Company, Inc. (the "Company") on Form S-11, and amendments thereto, which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.

                                        /s/ Lawrence S. Huntington
                                        -------------------------------
                                        Lawrence S. Huntington

Dated:  December 10, 1996